NATURAL GAS SALES AGREEMENT
                           ---------------------------

         THIS AGREEMENT is made and entered into this the 30th day of March, ("Contract Date") by and between BAE SYSTEMS ORDNANCE SYSTEMS INC. ("Buyer"), and TENGASCO, INC. ("Seller").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller has substantial natural gas reserves in Hawkins, Hancock, Claiborne, and surrounding counties in Tennessee, and Tengasco Pipeline Corporation, a wholly owned subsidiary of Tengasco, Inc. desires to construct a pipeline to deliver such natural gas to customers that will purchase natural gas for customer's use, and for other purposes; and

         WHEREAS, Seller has developed natural gas reserves and plans to produce Natural Gas from its properties in Hawkins, Hancock, Claiborne, and surrounding Counties in Tennessee and transport that Natural Gas through facilities to be constructed and owned by Tengasco Pipeline Corporation; and,

         WHEREAS, Buyer requires natural gas for its plant facilities ("Plant") located in Kingsport, Sullivan County, Tennessee; and

         WHEREAS, Seller desires to sell and Buyer desires to purchase Natural Gas;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, Buyer and Seller agree as follows:

                                    ARTICLE 1
                                    QUANTITY
                                    --------

         1.1 VOLUME. Subject to the other provisions of this Agreement, each Day Seller shall make available a Maximum Volume of Natural Gas. Seller is not obligated to provide more than the Maximum Volume available on any Day. "Maximum Volume" will be 5,000 MMBtu's per day. Buyer agrees to purchase a Minimum Volume of gas per day. "Minimum Volume" means with respect to any Day, the lesser of i) 5,000 MMBtu's or ii) Buyer's actual requirements on such Day. Buyer and Seller agree that the Minimum Volume and Maximum Volume to be delivered under this Agreement are subject to availability of Seller's Natural Gas after sales are made by Seller to Eastman Chemical Company at the maximum volume stated in the existing contract with Eastman Chemical Company at the date of this Agreement, which is 15,000 MMBtu's per day. Buyer and Seller further agree, subject to the preceding sentence, that the

Maximum Volume of gas shall be delivered under this Agreement prior to the delivery by Seller of all other volumes, if any, that may be contracted for sale by Seller to any customer other than Eastman Chemical Company at any time during the term of this agreement.

         1.2 Buyer does not have the ability to predict its exact total Natural Gas fuel purchase requirement on a daily basis, and, as a result, may fail to purchase the Minimum Volume on a given Day; provided, however, Buyer shall make a reasonable effort to purchase and receive the Minimum Volume on each Day.

         1.3 Seller's reserves in Hancock, Hawkins, Claiborne, and surrounding Counties are being developed by Seller and Seller's capability to produce additional volumes may increase over time. Buyer may from time to time, consider additional projects at its Plant that would utilize Natural Gas. Should Buyer's need for Natural Gas from Seller be greater than the Maximum Volume and if Seller has additional Natural Gas available from its Tennessee property, Buyer and Seller may agree to increase the Maximum Volume in accordance with Buyer's increased needs.

                                   ARTICLE II
                                     PRICE
                                     -----

         2.1 For the purpose of calculating the delivered price to be paid in any Month pursuant to Section 2.2 of this Article, "Index Price" means the price per MMBtu published in McGraw-Hill's INSIDE F.E.R.C'S GAS MARKET REPORT ("INSIDE FERC"), equal to the Henry Hub price index as shown in the table labeled "Market Center Spot Gas Prices. The published price used to determine the Index Price for Natural Gas purchased in any Month is the first published price for deliveries in that Month.

         2.2 If the Index Price is not published for any Month, then the parties shall negotiate, in good faith, in an attempt to agree to a substitute index which most closely approximates the Index Price in order to calculate the price under Section 2.3 for that Month and any succeeding Month in which the Index Price is not published. If the parties fail to agree upon a substitute index on or before the date payment is due for the first Month for which the Index Price is not published, the parties shall determine a substitute index by arbitration. The arbitration shall be by a single impartial arbitrator in accordance with the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association to the extent not in conflict with such Act. The arbitrator shall be selected by the American Arbitration Association if the parties are unable to agree on an arbitrator. If the parties fail to agree upon substitute index on or before the date payment is due for any Month for which the Index Price is not published and a substitute index has not been established by arbitration, then Buyer shall pay Seller for all Natural Gas purchased in that Month the price per MMBtu in effect or paid subject to adjustment during the immediately preceding Month subject to adjustment as hereinafter provided. Once the substitute index is determined by arbitration, adjustment shall be made in the prices previously paid for any Month, for which the Index Price was not published, to implement the substitute index.

         2.3 Subject to Section 2.2 and 2.5, Buyer shall pay Seller the Index Price plus $0.05 per MMBtu for all Natural Gas delivered by Seller under this Agreement.

         2.4 Either party may propose that new pricing provisions become effective ("Proposal Effective Date") on the commencement of the sixth (6th) Contract Year (or the commencement of any succeeding Contract Year) by giving written notice to the other party at least twelve (12) Months prior to the Proposal Effective Date. If either party proposes a new pricing methodology in the manner provided above but the parties do not agree in writing on a new pricing methodology at least seven (7) Months before the Proposal Effective Date, the existing pricing methodology will continue in effect but either party may terminate this Agreement effective on the Proposal Effective Date by giving the other party written notice of termination at least (6) Months prior to the Proposal Effective Date. If either party proposes a new pricing methodology in the manner provided above, and the parties agree in writing on a new pricing methodology by the Proposal Effective Date, that pricing methodology is effective on the Proposal Effective Date and continues in effect until a new price becomes effective under this Agreement.

         2.5 If Buyer has a competitive offer for similar volumes under similar terms and conditions as hereunder, but at a better price, Buyer may notify Seller of the competitive offer ("Market Price Notice"). If Buyer gives a Market Price Notice in accordance with its rights under the foregoing provisions of this Section, Seller will provide written notice that it either agrees to meet such competitive offer or to release Buyer from its purchase obligations herein.

         2.6 Should Seller offer to sell Natural Gas to another Buyer for similar volumes under similar terms and conditions as hereunder but at a price lower than the price determined by 2.3, 2.4 or 2.5, Seller shall immediately extend such lower price to Buyer.

                                  ARTICLE III
                                 DELIVERY POINT
                                 --------------

         3.1 Seller shall deliver all Natural Gas quantities at the inlet side of Buyer's meter station located at Buyer's Plant site as specified by Buyer, so long as such site location does not unduly burden Seller, near Kingsport, Tennessee ("Delivery Point"). Title shall transfer to Buyer at such Delivery Point.

         3.2 Buyer shall, at Buyer's sole cost and expense, install at the Delivery Point all necessary meters, valves, fittings, controllers, pressure control valve, knock-out tanks, and telemetry as required to effect and monitor deliveries hereunder. In addition, to provide Buyer with requested signals and real-time delivery quantity parameters, certain check metering and electronic monitoring abilities shall also be installed by Buyer at Buyer's expense. Buyer shall provide any necessary surface site, easement and rights of ingress and egress that may be required for the installation and operation of such measurement and regulation station, as well as any and all necessary electrical power, connections and junction boxes at a mutually agreeable location within such site. Seller shall have the right to review and approve the station design and site preparation scope, specifications and all construction drawings prior to initiation of any work hereunder.

                                   ARTICLE IV
                                     TERM
                                     ----

         4.1 Unless terminated earlier in accordance with one of the other provisions of this Agreement, this Agreement shall become effective on the earlier of the 30th day of March, 2001 or the date the physical pipeline facilities and metering facilities are constructed and installed by Seller and Buyer, and commences and continues in effect for twenty (20) consecutive Contract Years ("Primary Term"). This Agreement is automatically extended for successive terms of one (1) Contract Year each unless and until it is terminated by either party at the end of the Primary Term or then end of any successive Contract Year by giving written notice at least twelve (12) Months prior to such termination.

                                    ARTICLE V
                                     NOTICES
                                     -------

         5.1 Any notice, request, demand, or statement provided for in this Agreement must be in writing and is deemed given when actually delivered to a party at the address indicated below for such party or, if mailed, it is deemed given three (3) business Days after it is mailed by first class mail, postage paid, to a party at the address indicated below for such party or, if sent by facsimile transmission, when receipt of a legible facsimile is confirmed by such party.

--------------------------------------------------------------------------------
 BUYER:                                   SELLER:
 ------                                   -------
--------------------------------------------------------------------------------
 ALL NOTICES                              NOTICES AND NOMINATIONS
 -----------                              -----------------------
--------------------------------------------------------------------------------
 BAE SYSTEMS ORDNANCE SYSTEMS INC.        Tengasco Inc.
--------------------------------------------------------------------------------
 Holston Army Ammunition Plant            Medical Arts Bldg.
 4509 West Stone Drive                    603 Main Ave., Suite 500
--------------------------------------------------------------------------------
 Kingsport, Tennessee 37660               Knoxville, Tennessee 37902
--------------------------------------------------------------------------------
 Attention:   Gary W. Taylor              Attention: Harold G. Morris
--------------------------------------------------------------------------------
 Facsimile:  423-247-2261                 Facsimile:  (423) 523-9894
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 For confirmation of facsimile receipt:   For confirmation of facsimile receipt:
--------------------------------------------------------------------------------
 (423) 578-6508                           (423) 523-1124
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 STATEMENT AND PAYMENTS:                  STATEMENT AND PAYMENTS:
 -----------------------                  -----------------------
--------------------------------------------------------------------------------
 BAE Systems Ordnance Systems Inc.        Tengasco, Inc.
--------------------------------------------------------------------------------
 Holston Army Ammunition Plant            Medical Arts Bldg.
 4509 West Stone Drive
--------------------------------------------------------------------------------
 Kingsport, Tennessee 37660               603 Main Ave., Suite 500
--------------------------------------------------------------------------------
 Attention:  Accounts Payable             Knoxville, Tennessee 37902
--------------------------------------------------------------------------------


Either party may, from time to time, designate a new address as its address for such purposes by registered or certified letter or facsimile transmission addressed to the other party.

                                   ARTICLE VI
                               FAILURE TO DELIVER
                               ------------------

         6.1 If Seller fails to fulfill its delivery quota, both on time and as to quality or quantity, ("Seller's Deficiency") of Natural Gas that it is obligated to make available under this Agreement, and such failure is not excused by this Agreement or law, Buyer may, as its sole and exclusive remedy, except for remedies under 4.3 of the General Conditions, cover Seller's Deficiency and recover from Seller (a) any positive remainder of i) the costs that Buyer actually and reasonably incurred to purchase Seller's Deficiency from a third party less ii) the costs that Buyer would have paid for Seller's Deficiency if delivered hereunder, plus (b) any reasonable and necessary attorney's fees and court costs, incurred by Buyer in order to recover such damages from Seller. However, in no event may Buyer recover a total amount in excess of $0.40 for each MMBtu of Seller's Deficiency.

                                   ARTICLE VII
                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

         7.1 All the General Terms and Conditions attached as Appendix A hereto are incorporated by this reference and made a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                           BUYER:
ATTEST:                                    BAE SYSTEMS ORDNANCE SYSTEMS INC.

By: Gary Taylor                        By:     Anthony B. Hewitt
   ------------------------------             ----------------------------------
                                       Title:  Commercial Development Director
                                              ----------------------------------


                                       SELLER:
ATTEST:                                TENGASCO, INC.

By: Linda Parton                       By:     Robert Carter
   ------------------------------             ----------------------------------
                                       Title:  President
                                              ----------------------------------

                                   APPENDIX A
                          GENERAL TERMS AND CONDITIONS

         Attached hereto and made a part of, by mutual agreement of the parties, that certain Natural Gas Sales Agreement ("Agreement") dated March 30, 2001 between TENGASCO, INC. ("Seller") and BAE SYSTEMS ORDNANCE SYSTEMS INC. ("Buyer").

                                   ARTICLE A-1
                                   DEFINITIONS
                                   -----------

         Except in those certain instances where the context requires another meaning, the following terms when used in this Agreement shall have the following meanings:

         1.1 "NATURAL GAS" MEANS natural gas produced from natural gas wells and natural gas produced in association with oil (casinghead gas) and/or the residue natural gas resulting from processing both casinghead gas and Natural Gas-well gas. Natural Gas shall mean only such Natural Gas as is being or may be produced from wells of Seller in Hawkins, Hancock, Claiborne and surrounding counties, Tennessee.

         1.2 "DAY" means the period of twenty-four (24) consecutive hours beginning at 7:00 a.m. Eastern Standard or Daylight Time on any calendar Day and ending at 7:00 a.m. Eastern Standard Time on the calendar Day immediately following.

         1.3 "MONTH" means a period beginning at 7:00 a.m. Eastern Standard or Daylight Time on the first Day of a calendar Month and ending at 7:00 a.m. Eastern Standard or Daylight Time on the first Day of the calendar Month immediately following, except that the first Month shall begin on the date of initial deliveries of Natural Gas hereunder and shall end at 7:00 a.m. Eastern Standard or Daylight Time on the first Day of the calendar Month immediately following.

         1.4 "CONTRACT YEAR" means a period of (12) consecutive calendar Months beginning on the Contract Date, PROVIDED that upon termination of this Agreement, the Contract Year then in progress shall end.

         1.5  "PSIA" means pounds per square inch absolute.

         1.6  "PSIG" means pounds per square inch gauge.

         1.7 "MCF" means one thousand (1000) cubic feet at a pressure of fourteen and sixty-five hundredths (14.65) psia and at a temperature of sixty degrees (60) Fahrenheit.

         1.8      "BTU" means a British thermal unit.

         1.9   "MMBTU" means one million (1,000,000) Btu.

         1.10 "HEATING VALUE" means the gross number of British Thermal Units which would be contained in the volume of one (1) cubic foot of Natural Gas at a temperature of sixty degrees (60) Fahrenheit, when saturated with water vapor and under a pressure of fourteen and sixty-five hundredths (14.65) pounds per square inch absolute and adjusted to reflect the actual water vapor content of the Natural Gas delivered provided, however, if the water vapor content is seven
(7) pounds per million cubic feet or less, the Natural Gas shall be deemed dry.

         1.11 "SELLER'S TRANSPORTER" means, with respect to any Delivery Point, any entity other than Seller that delivers the Natural Gas sold hereunder for Seller at such Delivery Point.

         1.12 "BUYER'S TRANSPORTER" means, with respect to any Delivery Point, any entity other than Buyer that receives the Natural Gas delivered hereunder for Buyer at said Delivery Point.

         1.13 "METER OPERATOR" means Seller or Seller's Transporter and Seller shall perform or cause Seller's Transporter to perform in any duties ascribed to the "Meter Operator".

                                  ARTICLE A-II
                              MEASUREMENT AND TESTS
                              ---------------------

         2.1 The Meter Operator shall measure the quantities delivered. The measuring equipment shall be constructed, installed and operated as follows:


         2.1.1  Orifice Meters - in accordance with ANSI/API 2530,  American Gas
                Association  Report  No.  3,  and  any  subsequent   amendments,
                revisions or modifications thereof.

         2.1.2  Positive  Meters - in accordance  with American Gas  Association
                Measurement   Committee   Report  No.  6,  and  any   subsequent
                amendments, revisions or modifications thereof.

         2.1.3  Turbine  Meters - in accordance  with  American Gas  Association
                Measurement   Committee   Report  No.  7,  and  any   subsequent
                amendments, revisions or modifications thereof.

         2.1.4 Electronic Transducers and Flow Computers - in accordance with the applicable American Gas Association Standards including, but not limited to American Gas Association Measurement Committee Report Nos. 3, 5, 6 and 7, and any subsequent amendments, revisions or modifications thereof.

         2.2 The unit of volume for purposes of measurement shall be one (1) cubic foot of Natural Gas at a temperature base of sixty degrees (60(degree)) Fahrenheit and at a pressure base of fourteen and sixty-five hundredths (14.65) psia.

         2.3 The Meter Operator shall use the arithmetical average of the temperatures recorded during each Day, the factor for specific gravity determined by a recording gravitometer or chromatographic device installed and located at a suitable point to record representative specific gravity of the Natural Gas being metered, and adjustments to measured Natural Gas volumes for the effects of supercompressibility, made in accordance with accepted American Gas Association standards, to make computations of quantity delivered under this Agreement. Seller shall obtain appropriate carbon dioxide and nitrogen mole fraction values for the Natural Gas delivered as may be required to compute such supercompressibility adjustments in accordance with standard testing procedures.

         2.4 The Meter Operator shall determine temperature by a recording thermometer continuously used and installed so as to record properly the temperature of the Natural Gas flowing through the meter.

         2.5 The Meter Operator shall determine specific gravity with accuracy to the nearest one-thousandth by taking samples of the Natural Gas at the point of measurement at such times as may be determined to be necessary in practice by the use of chromatographic analysis or other methods commonly used and accepted in the industry.

         2.6 The assumed atmospheric (barometric) pressure for the Delivery Point is 14.5 PSIA.

         2.7 The Meter Operator shall calculate the deviation of the Natural Gas from Ideal Gas Laws, at the pressures, temperatures and specific gravity under which said Natural Gas is delivered to Buyer, shall be calculated in accordance with API 2530.

         2.8 The Meter Operator shall determine the Heating Value of the Natural Gas at the Delivery Point(s) by using a Cutler-Hammer or other standard type calorimeter or by calculating the heating value from an online chromatograph or a Natural Gas analysis of a continuous Natural Gas sample. A Party to this Agreement that is not the Meter Operator may, at such time or times as it may desire, determine the Heating Value of the Natural Gas using an industry accepted method. In the event of any material variance between such test by Meter Operator and the last or next succeeding test made by the non-operating party, a joint test, the cost of which shall be shared equally by both parties, will be run employing the method utilized by the Meter Operator, and the result thereof will be controlling, effective the first day of the calendar Month preceding such joint test. The Btu content of any volume of Natural Gas shall be determined for all purposes, including payment, under this Agreement by multiplying the Heating Value of the Natural Gas as determined by the last test in accordance with this

Section 2.8 by the number of cubic feet contained in such volume, as determined in accordance with Sections 2.2 and 2.3.

         2.9 Except as provided in Section 2.8, the Meter Operator shall test the quality of the Natural Gas delivered hereunder by approved standard methods from time to time as requested by any party hereto.

         2.10 The Meter Operator shall install, and maintain, at its expense, measuring equipment, housing devices, and materials of standard manufacture. Any party that is not the Meter Operator at a Delivery Point may install and operate check-measuring equipment that does not interfere with the use of meter Operator's equipment. The Meter Operator shall maintain, operate and furnish, at its expense, testing equipment of standard manufacture.

         2.11 The Meter Operator shall test the accuracy of its measuring and testing equipment at necessary intervals, and at least approximately every thirty (30) Days. The Meter Operator shall give notice of the time and nature of each test to the other party sufficiently in advance to permit the other party to have a representative present. The Meter Operator shall test measuring and testing equipment by reasonable means and methods in the presence of representatives of both Seller and Buyer, if present. If the non-operating party fails to have a representative present after proper notice, the Meter Operator shall provide the results of such tests of equipment and/or Natural Gas quality to the non-operating party but the results of such tests shall nevertheless be considered accurate until the next test. All tests shall be made at the Meter
Operator's expense, except that the non-operating party shall bear the expense of tests made at its request if the inaccuracy found is one percent (1%) or less.

         2.12 If at any time any of the measuring or testing equipment is found to be out of service, or registering inaccurately in any percentage, the Meter Operator shall adjust it at once to read accurately within the limits prescribed by the manufacturer. If such equipment is out of service, or inaccurate by an amount exceeding one percent (1%) at a reading corresponding to the average rate of flow for the period since the last preceding test, the previous reading of such equipment is disregarded for any period definitely known or agreed upon, or if not so known or agreed upon, for a period of sixteen (16) Days or one-half (1/2) of the elapsed time since the last test, whichever is shorter. The quantity of Natural Gas delivered during such period shall be estimated by:

                a) Using the data recorded by any  check-measuring  equipment if installed and accurately registering; or

                b) if not installed or registering accurately, by correcting the
                   error  if  the  percentage  of  error  is   ascertainable  by
                   calibration, test or mathematical calculation; or

                c) If  neither  such  method  is  feasible,  by  estimating  the quantity, or quality, delivered based upon deliveries under similar conditions during a period when the equipment was registering accurately.

No corrections shall be made for recorded inaccuracies of one percent (1%) or less.

         2.13 Each party has the right to inspect equipment installed or furnished by the other, and the charts and other measurement or testing data of the other, at all times during business hours, but the reading, calibration and adjustment of such equipment and changing of charts shall be done only by the party furnishing such equipment. Each party shall preserve all original test data, charts and other similar records in such party's possession for a period of at least two (2) years.

                                  ARTICLE A-III
                                DELIVERY PRESSURE
                                -----------------

         3.1 Seller shall deliver the Natural Gas to Buyer at a pressure sufficient to effect delivery into the facilities of Buyer, up to five hundred
(500) psig, with a minimum pressure of two hundred (200) psig, controlled to plus or minus 10 psig of that pressure. Buyer will take the Natural Gas at the pressure of delivery and thereafter regulate and control such pressure as may be required for its own usage.

                                  ARTICLE A-IV
                                    QUALITY
                                    -------

         4.1 Seller shall cause the Natural Gas quantities to be delivered to Buyer under this Agreement at the Delivery Point to be free of gum, gum-forming constituents, and other liquid or solid matter that may become separated from the Natural Gas during transportation, and to conform to the following specifications:

--------------------------------------------------------------------------------
         a) Dust, rust and other solids  None
--------------------------------------------------------------------------------
         b) Carbon Dioxide               Not more than 2.0% by volume
--------------------------------------------------------------------------------
         c) Oxygen                       Not more than 0.5% by volume
--------------------------------------------------------------------------------
         d) Hydrogen Sulfide             Not more than 0.25 grains per 100 cubic
                                            feet
--------------------------------------------------------------------------------
         e) Total Sulfur                 Not more than 2.0 grains per 100  cubic
                                            feet
--------------------------------------------------------------------------------
         f) Free Water                   None
--------------------------------------------------------------------------------
         g) Heating Value                Not  less  than  970 Btu per cubic foot
                                         and less than one (1) percent variation
                                         within any 30 minute period
--------------------------------------------------------------------------------
         h) Temperature                  Not less than 40 F nor more than 120 F.
--------------------------------------------------------------------------------
         i) Water Vapor                  Not  more than 7 lbs. Per million cubic
                                             feet
--------------------------------------------------------------------------------
         j) Nitrogen                     Not  more  than 5% by volume, and to be
                                            reduced as  provided in  Section 4.2
                                            below
--------------------------------------------------------------------------------
         k) Isopentane and heavier       Not more than 4/10 of 1 gallon per Mcf
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       Hydrocarbon
--------------------------------------------------------------------------------
         l) Total Nonhydrocarbons        Not    more    than   5%   by    volume
                                         (Nonhydrocarbons shall include, but not
                                         be  limited   to,   hydrogen   sulfide,
                                         sulfur,  carbon  dioxide,  oxygen,  and
                                         nitrogen)
--------------------------------------------------------------------------------

In the event Seller is unable to meet these quality specifications, Seller shall notify Buyer and if Buyer refuses to accept such off quality Natural Gas, Seller shall immediately stop delivery of off quality Natural Gas into the pipeline, and take whatever steps are necessary to resume delivery of Natural Gas meeting these quality specifications.

         4.2      [omitted]

         4.3 If any Natural Gas tendered under this Agreement fails to meet the applicable quality specifications as provided above in Sections 4.1, Buyer may refuse to accept such Natural Gas. If Buyer refuses any such Natural Gas because it fails to meet the applicable quality specifications set forth in Sections 4.1, Buyer must give Seller written notice ("Quality Notice") within five (5) Days of such refusal of the particular specifications that Seller or Seller's Transporter has failed to meet. If Seller or Seller's Transporter fails to correct the cause of any failure to meet the applicable quality specifications within the thirty (30) Days ("Correction Period") immediately following Seller's receipt of any Quality Notice, and such failure is not excused by law or the provisions of the Agreement, Buyer may by additional notice immediately suspend purchase of any volume of Natural Gas hereunder for an additional period not less than 90 days ("Suspension Period") during which time Seller may continue to correct the cause of any failure to meet the applicable quality specifications. If the correction is not made by the end of the Suspension Period, Buyer may terminate this Agreement, at any time in the thirty (30) Days immediately following the end of the Suspension Period, upon written notice to Seller.

         4.4 If any Natural Gas tendered under this Agreement fails to meet applicable quality specifications as provided above in Sections 4.1 on five separate occasions within any six (6) month period, Buyer may, upon thirty (30) days written notice, terminate this Agreement.

                                   ARTICLE A-V
                                    PAYMENTS
                                    --------

         5.1 After delivery of Natural Gas has commenced, Seller shall, on or before the twentieth (20th) Day of each Month, ("Invoice Month"), render to Buyer a statement showing the quantity of Natural Gas sold at the Delivery Point in the immediately preceding Month ("Production Month") and the amount owed Seller. Buyer shall provide or cause to be provided any information that may be necessary in order to permit Seller to render statements in accordance with this
Section 5.1. Buyer shall pay Seller on or before the 15th Day of each Month following the Invoice Month, for all Natural Gas delivered hereunder during the preceding Production Month, PROVIDED, if presentation of said statement is delayed after the twentieth (20th) of the Month, then the time for payment shall be extended until (25) Days after receipt of such statement by Buyer. Should Buyer question, in good faith, any portion of Seller's statement, then Buyer may withhold payment, if applicable, for the amount in question if Buyer gives Seller written notice of the reason it questions that amount on or before the date it would otherwise be due. Buyer shall, however, make timely payment of the portion of the invoice amount not in question. The parties agree to meet, if necessary, to resolve any questions and, upon resolution, any additional amounts owned by Buyer to Seller shall be promptly paid.

         5.2 Each party is entitled, at any and all reasonable times, to examine the books and records of the other, to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under this Agreement.

                                  ARTICLE A-VI
                                      TAXES
                                      -----

         6.1 Seller shall pay or cause to be paid the royalties and taxes lawfully levied on Seller, and applicable to the Natural Gas produced, transported and delivered hereunder prior to its delivery to Buyer or Buyer's designee. Buyer shall pay all taxes lawfully levied on Buyer applicable to such Natural Gas after delivery to Buyer or Buyer's designee. Each Party shall indemnify, defend and hold harmless the other Party for any Claims for Taxes for which such Party is responsible hereunder. Upon request, a Party shall provide a certificate of exemption or other evidence of exemption from any Tax and each Party agrees to cooperate with the other in obtaining an exemption and minimizing Taxes payable in respect of all Transactions.

                                  ARTICLE A-VII
                      WARRANTIES, LIABILITIES AND REMEDIES
                      ------------------------------------

         7.1 Seller warrants title to all Natural Gas delivered by it, that it has the right to sell the same, and that such Natural Gas is free from valid liens and valid adverse claims of every kind.

         7.2 Title to the Natural Gas sold and delivered hereunder shall pass to Buyer at the Delivery Point. As between the parties hereto, Seller shall be in control and possession of the Natural Gas and responsible for any cost, loss, liability, damage and/or injury to or death of any persons (including, without limitation, reasonable attorney fees) occurring until same shall have been delivered at the Delivery Point, after which delivery Buyer shall be deemed to be in exclusive control and possession thereof and shall be responsible for any cost, loss, liability, damage and/or injury to or death of any persons (including, without limitation, reasonable attorney's fees) caused thereby, except for unknown or unknowable defects in the Natural Gas which cause in whole or in part damage, injury, or loss.

SELLER SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS BUYER, ITS SUCCESSORS, AND ASSIGNS AS WELL AS ITS OFFICERS, EMPLOYEES, AND AGENTS (COLLECTIVELY THE "INDEMNITIES") FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, CAUSES OF ACTION, FINES, PENALTIES, SUITS, LIABILITIES, AND JUDGEMENTS OF EVERY KIND AND CHARACTER, INCLUDING ALL EXPENSES OF LITIGATION, COURT COSTS, AND REASONABLE ATTORNEY'S FEES, FOR ANY INJURY TO OR DEATH OF ANY PERSON, AND FOR ANY DAMAGE TO ANY PROPERTY, WHICH RESULTS FROM OR IN CONNECTION WITH THE NATURAL GAS BEFORE ITS RECEIPT AT THE DELIVERY POINT REGARDLESS OF WHETHER ANY SUCH INJURIES, DEATH, OR DAMAGES ARE CAUSED OR ALLEGEDLY CAUSED BY THE JOINT, CONCURRING OR SOLE NEGLIGENCE, OR STRICT LIABILITY OF (i) BUYER AND SELLER, (ii) BUYER AND ANY OTHER PERSON OR ENTITY, OR (iii) BUYER OR ANY OTHER ENTITY OR COMBINATION OF ENTITIES.

BUYER SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS SELLER, ITS SUCCESSORS, AND ASSIGNS AS WELL AS ITS OFFICERS, EMPLOYEES, AND AGENTS (COLLECTIVELY THE "INDEMNITIES") FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, CAUSES OF ACTION, FINES, PENALTIES, SUITS, LIABILITIES, AND JUDGEMENTS OF EVERY KIND AND CHARACTER, INCLUDING ALL EXPENSES OF LITIGATION, COURT COSTS, AND REASONABLE ATTORNEY'S FEES, FOR ANY INJURY TO OR DEATH OF ANY PERSON, AND FOR ANY DAMAGE TO ANY PROPERTY, WHICH RESULTS FROM OR IN CONNECTION WITH THE NATURAL GAS AFTER ITS RECEIPT AT THE DELIVERY POINT, REGARDLESS OF WHETHER ANY SUCH INJURIES, DEATH, OR DAMAGES ARE CAUSED OR ALLEGEDLY CAUSED BY THE JOINT, CONCURRING OR SOLE NEGLIGENCE, OR STRICT LIABILITY OF (i) SELLER AND BUYER, (ii) SELLER AND ANY OTHER PERSON OR ENTITY, OR (iii) SELLER OR ANY OTHER ENTITY OR COMBINATION OF ENTITIES.

         7.3 Unless either Party is limited to a different sole and exclusive remedy by the other provisions of this Agreement, either Party's sole and exclusive remedy for any breach by the other Party of any obligation, covenant, representation, or warranty is only the recovery of actual damages for any direct economic losses to the extent recoverable under applicable law. Notwithstanding any other provision to the contrary or the invalidity or unenforceability of any sole and exclusive remedy or other provision of this Agreement, neither Party is entitled to recover (in contract, tort, equity, or otherwise) any incidental, special, punitive or consequential damages which arise out of or relate to this Agreement or in connection with the performance or breach thereof, and any right to recover any of said damages is hereby waived and released.

                                 ARTICLE A-VIII
                                 FORCE MAJEURE
                                 -------------

         8.1 In the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, except for the obligations to make payments hereunder, it is agreed that, on such Party's giving notice and reasonably full particulars of such Force Majeure, orally as soon as practical and followed in writing or by electronic transmission, to the other Party within a reasonable time after the occurrence of the Force Majeure relied on, the obligations of the Party giving such notice, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such Force Majeure shall, so far as possible, be remedied with all reasonable dispatch. The term "Force Majeure" shall mean, for purposes of this Agreement, acts of God, strikes, lockouts, or industrial disputes, interruptions by government or court orders, present and future valid orders of any governmental authority, inability to secure or delay in securing easements, rights-of-way, materials (including those occasioned by reason of allocations promulgated by authorized governmental agencies), washouts, explosions, breakage, accident, repairs, alterations or freezing of pipelines, or other equipment, the termination or interruption by others of Natural Gas supplies or any other cause, whether of the kind herein enumerated or otherwise, which is not reasonably within the control of the party claiming Force Majeure. The foregoing enumerated and other causes of Force Majeure shall constitute "Force Majeure" regardless of whether or not they are foreseeable. The Force Majeure shall, so far as possible, be remedied with all reasonable dispatch. The settlement of strikes or lockouts or industrial disputes or disturbances shall be entirely within the discretion of the party having the difficulty, and the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or industrial disputes or disturbances, or the settlement or negotiation by Seller of purchase or transportation contracts, by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of the party having the difficulty. In no event shall any curtailment of obligations hereunder due to these Force Majeure conditions exceed the extent of the shortages caused by the Force Majeure condition.

                                  ARTICLE A-IX
               GOVERNMENTAL RULES, REGULATIONS AND AUTHORIZATIONS
               --------------------------------------------------

         9.1 This Agreement is subject to all valid applicable State, Local, and Federal laws, orders, directives, rules and regulations of any governmental authority having jurisdiction. Each party has the right to question the validity and applicability of any such laws, orders, directives, rules and regulations and the jurisdiction of any governmental authority. Neither Buyer nor Seller shall institute any proceeding before any governmental authority seeking to obtain sales or service from Seller except as expressly provided under the provisions of this Agreement. If the sums due Seller under this Agreement are now or become subject to rate regulation by any governmental authority, it is stipulated and agreed (i) that any price, rate or fee that Seller is or hereafter becomes entitled to collect in accordance with this Agreement, is just and reasonable, fair and equitable and not preferential or discriminatory, and (ii) that no price, rate or fee that Seller is or hereafter becomes entitled to collect in accordance with this Agreement, shall constitute an increase or change in rates.

         9.2 If at any time while this Agreement is in effect, any governmental authority takes any action as to either party ("Affected Party") or any transporter of the Affected Party whereby the sale or purchase of Natural Gas under this Agreement, or transportation or other handling (including, without limitation, compression or treating), of the Natural Gas sold under this Agreement is proscribed or subjected to terms, conditions, regulations, restraints, taxes, price or rate controls that are, in the Affected Party's good faith opinion, unduly burdensome to the Affected Party, the Affected Party may thereafter terminate this Agreement by giving at least ninety (90) Days prior written notice to the other party, provided the Affected Party terminates all of the Affected Party's other contracts, which are similarly affected by the government action, to the extent the Affected Party has the right to terminate such other contracts under a clause that is similar to this clause.

         9.3 Buyer shall, upon Seller's request, consent to the granting of any governmental approval that may be required, in order for Seller a) to abandon any and all facilities and services arising out of or in connection with this Agreement, if this Agreement is terminated in accordance with its provisions, or
b) to charge and collect any price, rate, charge, or fee that Seller is entitled to receive under this Agreement.

         9.4 Seller warrants that it complies with governmental acquisition rules, natural gas exploration and transport rules, and Public Service Authority rules and Buyer is entitled to rely fully on Seller's compliance with these rules.

                                   ARTICLE A-X
                                   ASSIGNMENT
                                   ----------

         10.1 The provisions of this Agreement are binding upon and inure to the benefit of the successors, assigns, and legal representatives of the parties hereto. Subject to the other provisions of this Section, this Agreement may not be assigned, in whole or in part, without the prior written consent of the other party, which consent can not be unreasonably withheld.

                                  ARTICLE A-XI
                           OTHER TERMS AND CONDITIONS
                           --------------------------

         11.1 WAIVER. No waiver, by either Seller or Buyer, of any default of the other under this Agreement operates as a waiver of any other default, whether of like or different character or nature.

         11.2 HEADINGS. The headings used throughout this Agreement are inserted for reference purposes only, and are not to be construed or taken into account in interpreting the provisions of any Article, nor to be deemed in any way to supplement, modify or explain the effects of any provision.

         11.3 MODIFICATION. No amendment, release, waiver or other modification of this Agreement is effective unless made in writing and executed by duly authorized representatives of both parties.

         11.4 INTEGRATION. This Agreement is the final, complete, and exclusive statement of the agreement between the parties.

         11.5 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall confer any rights, as a third party beneficiary or otherwise, upon any entity other than Buyer, Seller and their successors and assigns.

         11.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement does not invalidate or affect the enforceability of any provision of this Agreement.

         11.7 PREPARATION. This Agreement was prepared by all parties to it and not by any party to the exclusion of the other parties. Neither Seller nor Buyer had an unfair advantage during the negotiation of this Agreement.

         11.8 APPLICABLE LAW. AS TO ALL MATTERS OF CONSTRUCTION AND INTERPRETATION, THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES IS GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE. VENUE AND SOLE JURISDICTION FOR ANY LITIGATION UNDER THIS AGREEMENT SHALL BE IN SULLIVAN COUNTY, TENNESSEE.

         11.9 CONFIDENTIALITY. Neither party shall disclose the provisions of this Agreement to any person except to the extent disclosure is required by any governmental authority, financing entity, or reasonably necessary for the performance and enforcement of this Agreement without the prior written consent of the other party. Seller agrees to have its employees execute individual secrecy agreements that, at a minimum, include the terms found in this Agreement.

         11.10 RELATIONSHIP OF PARTIES. Neither this Agreement nor the performance of this Agreement creates, expressly, impliedly or otherwise, a fiduciary relationship or any other special relationship between Buyer and Seller. All the duties owed by one party to the other in connection with this Agreement are solely contractual in nature and these duties do not arise in tort or sound in tort.